UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 30, 2011

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2011, Vail Resorts, Inc. (the “Company”) entered into the First Amendment to the Employment Agreement (the “Agreement”) with Robert A. Katz, Chairman of the Board of Directors and Chief Executive Officer of the Company.  The amendment eliminates provisions in the Agreement that previously provided for Mr. Katz:  (i) to receive cash severance benefits upon his voluntary resignation from the Company within six months following a change in control; and (ii) to be eligible to receive in certain circumstances tax gross-up payments on severance and other benefits payable in connection with a change in control.  No other changes were made to the Agreement.

The foregoing summary of the amendment to the Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

Date: September 30, 2011                                                    By:  /s/ Fiona E. Arnold
Fiona E. Arnold
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated September 30, 2011, by and between Vail Resorts, Inc. and Robert A. Katz.